UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 8, 2009

PlanetOut Inc.
(Exact name of registrant as specified in charter)

Delaware	000-50879	94-3391368
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1355 Sansome Street, San Francisco CA	94111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (415) 834-6500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☒     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐     Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240.14d-2(b))

     ☐     Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On January 8, 2009, PlanetOut Inc. (the “Company” or “PlanetOut”) issued a press release announcing that it signed a definitive agreement to combine with Here Networks LLC and Regent Entertainment Media Inc. (the “HMI Entities”). A copy of the press release was filed on Form 8-K on January 9, 2009.

Merger Agreement

PlanetOut, Here Media Inc., a newly formed holding company (“Here Media”), HMI Merger Sub, a wholly owned subsidiary of Here Media, the “HMI Owners” (being Stephen P. Jarchow, Paul A. Colichman, and Here Management LLC), and the HMI Entities entered into an Agreement and Plan of Merger, dated as of January 8, 2009 (the “Merger Agreement”).

Pursuant to the Merger Agreement, the proposed business combination will be accomplished in two concurrent steps. The first will be the merger of HMI Merger Sub with and into PlanetOut, in which one share of Here Media common stock and one share of Here Media special stock will be issued in exchange for each outstanding share of PlanetOut common stock, and PlanetOut will be the surviving corporation and the wholly owned subsidiary of Here Media. PlanetOut, in its form as a wholly owned subsidiary of Here Media following the merger, is referred to in the Merger Agreement and in this filing as the “surviving corporation.” Concurrently with the merger, the HMI Owners will contribute their ownership interests in the HMI Entities consisting of stock and limited liability company interests constituting 100% ownership of the HMI Entities in exchange for Here Media common stock. Upon completion of the proposed business combination, the former PlanetOut stockholders will own 20% of the outstanding common stock and 100% of the outstanding special stock of Here Media, and the former HMI Owners will own 80% of the outstanding Here Media common stock. The HMI Owners will not receive any shares of Here Media special stock. Here Media’s common stock will at that time be its only class of voting stock. The Here Media special stock will only have voting rights with respect to certain matters relating to preservation of the terms of the special stock.

Special stock is a capital stock of Here Media being issued in the merger only to the stockholders of PlanetOut for the purposes of providing a limited form of downside protection to them in the event of a liquidation, dissolution or winding up of Here Media that occurs within four years after the merger and in which the holders of Here Media common stock would, but for the effect of the special stock, receive less than $4.00 per share. In that event, the holders of special stock would be entitled to a priority claim on any liquidation proceeds otherwise distributable to holders of Here Media common stock in an amount such that the liquidation proceeds they receive, when added to the liquidation proceeds payable on an equal number of shares of Here Media common stock after giving effect to the liquidation priority of the special stock, would equal $4.00 per share of total liquidation proceeds, to the extent such funds are available after payments of all creditor claims and all liquidation preferences and accrued dividends payable to holders of preferred stock, if any. A sale of Here Media for consideration consisting of at least 50% cash or publicly traded securities is considered a liquidation for purposes of the special stock. The special stock will be canceled four years from the date of issuance, or earlier in some circumstances. After completion of the proposed business combination, special stock will be transferable and freely tradable independent of Here Media common stock, but will not be listed on any stock exchange. The $4.00 per share priority claim to liquidation proceeds is subject to possible adjustments in some events.

The Merger Agreement contains representations and warranties made by Here Media and PlanetOut that are customary for a transaction of this type. These include, among others, representations and warranties relating to each company’s due incorporation, valid existence and authority to enter into the Merger Agreement, respective financial statements of PlanetOut and the HMI Entities, various aspects of their respective businesses, absence of litigation or liabilities relating to any of such parties and compliance by the respective parties with applicable law. Some of the representations and warranties are qualified by concepts of “materiality” or “material adverse effect.” The representations and warranties contained in the Merger Agreement will not survive the effective time of the proposed business combination. This means that they will not provide a basis for liability on the part of the party giving them after the proposed business combination is completed. They will, however, provide a basis for termination of the Merger Agreement under certain circumstances if they are or become incorrect in one or more material respects before the effective time of the proposed business combination.

PlanetOut has undertaken certain covenants in the Merger Agreement, including: (i) to conduct its business in the ordinary course consistent with past practice, to use commercially reasonable efforts to preserve intact its business organization, keep available the services of its present executive officers and key employees and preserve its relationships with customers, suppliers, licensors and others having business dealings with it, and not to engage in specified types of transactions or to take other specified types of actions, in each case prior to the completion of the proposed business combination, without the prior written consent of Here Media; (ii) that the board of directors will recommend the adoption of the Merger Agreement and approval of the merger by PlanetOut stockholders, to call a meeting of the PlanetOut stockholders for that purpose and use commercially reasonable efforts to obtain the PlanetOut stockholder approval, although the board may withdraw or modify its recommendation in a manner adverse to Here Media, or postpone the special meeting for a period of up to five business days, under certain circumstances; and (iii) not to solicit inquiries regarding or the submission of any takeover proposal, participate in any discussions or negotiations regarding, or furnish any material non-public information or data with respect to, or take any other action to knowingly facilitate, the making of any proposal that constitutes, or may reasonably be expected to lead to, any takeover proposal, or enter into any agreement with any third party with respect to, or resolve to approve, any takeover proposal. The term “takeover proposal” as defined in the Merger Agreement means any inquiry, proposal or offer by a third party to acquire beneficial ownership of assets constituting 25% or more of the consolidated revenues, net income or assets of PlanetOut and its subsidiaries or 25% or more of any class of equity securities of PlanetOut or any of its subsidiaries pursuant to a merger, consolidation or other business combination, sale of shares of capital stock, sale of assets, tender offer, exchange offer or similar transaction with respect to PlanetOut or any of its subsidiaries that if consummated would result in such third party or another third party acquiring assets or equity interest in PlanetOut and its subsidiaries meeting the requirements set forth above. However, PlanetOut may, prior to the adoption of the merger agreement by PlanetOut’s stockholders: (i) negotiate and participate in negotiations and discussions with any third party concerning a takeover proposal if such third party has submitted a superior proposal; (ii) subject to certain requirements, furnish to such a third party or its representatives nonpublic information relating to PlanetOut pursuant to an executed confidentiality agreement; (iii) make such disclosure to PlanetOut’s stockholders as, in the good faith judgment of the board of directors, after receiving advice from outside legal counsel, is required under applicable law; (iv) withdraw its recommendation in favor of adoption of the merger agreement or modify its recommendation in a manner adverse to Here Media if PlanetOut’s board of directors determines in good faith, after receiving advice of outside legal counsel, that such action is required to discharge the board of directors’ fiduciary duties to PlanetOut stockholders; and (v) terminate the merger agreement in connection with a superior proposal, provided that PlanetOut follows certain procedures set forth in the merger agreement; or postpone under certain circumstances the special meeting following a change in the PlanetOut board of directors’ recommendation. The term “superior proposal” as defined in the merger agreement means an unsolicited written proposal by a third party to acquire more than 50% of PlanetOut’s outstanding common stock or all or substantially all of PlanetOut’s assets that is (i) on terms which the PlanetOut board of directors determines in good faith, after receiving advice of its independent financial advisors, to be more favorable to PlanetOut stockholders from a financial point of view than the transactions provided for in the merger agreement (including any adjustment to the terms of the merger agreement that may be proposed by Here Media after presentation of the potential superior proposal), and (ii) which, in the good faith reasonable judgment of PlanetOut’s board of directors is reasonably likely to be consummated within a reasonable time.

Here Media and the HMI Entities have also undertaken certain covenants in the Merger Agreement, including to comply with more limited restraints on their business activities prior to completion of the proposed business combination without the prior written consent of PlanetOut.

Here Media and PlanetOut have both undertaken a covenant to use their respective commercially reasonable efforts to complete the transactions provided for in the Merger Agreement and to fulfill the conditions to closing under the Merger Agreement or to cause them to be fulfilled.

Consummation of the merger and the contribution is subject to customary conditions, including: (i) approval of the merger and adoption of the Merger Agreement by the affirmative vote of a majority of the outstanding shares of PlanetOut common stock entitled to vote thereon; (ii) absence of any temporary restraining order, preliminary or permanent injunction or other court order or regulatory restraint, and the absence of any statute, regulation or order preventing or prohibiting the consummation of the merger and the contribution; (iii) any required governmental approvals, waivers, consents or indications of non-objection shall have been obtained; and (iv) the registration statement under the Securities Act of 1933 relating to the issuance of Here Media stock in the proposed business combination shall have been declared effected by the SEC and no stop order suspending the effectiveness of the registration statement shall be in effect and no proceedings for such purpose shall be pending before or threatened by the SEC.

Here Media and the HMI Owners’ obligations to effect the contribution are subject to certain additional conditions, including: (i) the accuracy in all respects of specified representations and warranties made by PlanetOut in the Merger Agreement relating to its corporate existence, capitalization, power and authorization to enter into the Merger Agreement and the binding legal effect of the Merger Agreement on PlanetOut and the accuracy in all material respects of the remaining representations and warranties made by PlanetOut in the Merger Agreement; provided that inaccuracies in all such representations and warranties will be disregarded for this purpose if all circumstances constituting such inaccuracies, considered collectively, do not constitute, and would not reasonably be expected to have or result in, a material adverse effect on PlanetOut; (ii) performance in all material respects by PlanetOut of all of its obligations and covenants set forth in the Merger Agreement that are required to be performed at or prior to the consummation of the merger and the contribution; (iii) Here Media and the HMI Owners shall have received a certificate of PlanetOut’s chief executive officer or chief financial officer confirming that the above-described conditions have been satisfied; (iv) the absence since the date of the Merger Agreement of any event, development, circumstance or set of circumstances which, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on PlanetOut; (v) receipt by Here Media of an opinion of Mayer Brown LLP, its legal counsel, to the effect that for U.S. federal income tax purposes the contribution and the merger, taken together, will constitute exchanges described in Section 351 of the Internal Revenue Code of 1986, as amended, and the HMI Owners will not recognize any gain or loss for U.S. federal income tax purposes as a result of the contribution and the merger; and (vi) holders of not more than 5% of PlanetOut’s outstanding common stock shall have made a demand for appraisal and payment for their shares pursuant to Section 262 of the Delaware General Corporation Law.

PlanetOut’s obligation to effect the merger is subject to certain additional conditions, including: (i) the accuracy in all material respects of the representations and warranties made by Here Media in the Merger Agreement, provided that inaccuracies in such representations and warranties will be disregarded for this purpose if all circumstances constituting such inaccuracies, considered collectively, do not constitute, and would not reasonably be expected to have or result in, a material adverse effect on Here Media and the HMI Entities taken as a whole; (ii) performance in all material respects by Here Media of all of its obligations and covenants set forth in the Merger Agreement that are required to be performed at or prior to the consummation of the merger and the contribution; (iii) PlanetOut shall have received a certificate executed on behalf of Here Media, the HMI Entities and the HMI Owners by an authorized officer confirming that the above-described conditions have been satisfied; (iv) the absence since the date of the Merger Agreement, of any event, development or set of circumstances which, individually or in the aggregate, has had, or would reasonably be expected to have, a material adverse effect on Here Media and the HMI Entities taken as a whole; and (v) Here Media and the HMI Entities shall, in the aggregate, have cash and cash equivalents (as defined in the same manner as defined by PlanetOut in the preparation of its financial statements) not subject to a lien to a secure indebtedness, other than general liens covering all or substantially all of the assets of Here Media or one or more of the HMI Entities, equal to the sum of $5,200,000 reduced by up to $500,000 of the costs and expenses incurred by Here Media, the HMI Entities and the HMI Owners in connection with the transactions provided for in the Merger Agreement, including fees and disbursements of accountants and legal counsel.

The Merger Agreement contains certain termination rights for PlanetOut, Here Media and the HMI Owners and further provides that, upon termination of the Merger Agreement under specified circumstances, PlanetOut may be required to pay Here Media a termination fee of $500,000.

Under the Merger Agreement, upon completion of the proposed business combination, Stephen P. Jarchow will be Chairman of the Board of Here Media and Paul A. Colichman will be Chief Executive Officer, and the board of directors of the new company will initially consist of Mr. Jarchow, Mr. Colichman, and Phillip S. Kleweno, the current Chairman of the Board of PlanetOut.

The foregoing description of the Merger Agreement is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

Last year, PlanetOut sold its magazine and book publishing businesses, including the operations of its whollyowned subsidiaries, LPI Media Inc. (“LPI”), and SpecPub, Inc. (“SpecPub”), to one of the HMI Entities, Regent Entertainment Media Inc., pursuant to a put/call agreement entered into on August 12, 2008, among Regent Releasing, L.L.C., Regent Entertainment Media Inc., PlanetOut, LPI and SpecPub and a marketing agreement between Regent Releasing, L.L.C. and PlanetOut. The put/call agreement and marketing agreement included cash payments by Regent Releasing, L.L.C. and Regent Entertainment Media Inc. of $6.5 million, the assumption by Regent Entertainment Media Inc. of the majority of the operating liabilities of PlanetOut’s magazine and book publishing business, and a commitment by PlanetOut to provide certain marketing and advertising services to Regent Releasing, L.L.C. through March 31, 2009.

Forward-Looking Statements

In addition to the historical information contained herein, this current report on Form 8-K contains forward-looking statements, including statements regarding the proposed business combination and the timing thereof, as well as statements containing the words “believes,” “anticipates,” “expects,” and similar words. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the companies to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the timing of regulatory and stockholder approvals, the limited operating history and variability of operating results of the parties to the transaction; competition; timing of product launches; success of marketing efforts; and dependence on technology infrastructure, cable and satellite operators, and the Internet. A more detailed discussion about certain factors affecting PlanetOut can be found in the periodic reports PlanetOut files with the SEC, including its Form 10-Q for the quarter ended September 30, 2008.

Additional Information and Where to Find It

Nothing in this current report on Form 8-K shall constitute a solicitation to buy or an offer to sell shares of Here Media Inc. The offer and sale of such shares in the transaction will only be made pursuant to an effective registration statement. Stockholders are urged to read the Proxy Statement/Prospectus that will be included in the registration statement on Form S-4 concerning this transaction to be filed with the Securities and Exchange Commission because it will contain important information. Investors will be able to obtain this document when filed for free from the SEC’s web site at www.sec.gov or from PlanetOut by contacting its corporate secretary.

PlanetOut and its directors and executive officers may be deemed, under SEC rules, to be participants in the solicitation of proxies from PlanetOut’s stockholders with respect to the proposed transaction. Information regarding PlanetOut and its directors and executive officers is included in its annual report on Form 10-K filed with the SEC on March 11, 2008 and in other public filings made from time to time with the SEC, which are available on the SEC’s website. More detailed information regarding the identity of potential participants and their direct or indirect interests in the transaction, by securities holdings or otherwise, will be set forth in the registration statement and Proxy Statement/Prospectus and other documents to be filed with the SEC in connection with the proposed transaction.

Item 3.02.	Unregistered Sales of Equity Securities.

PlanetOut retained Allen & Company, LLC (“Allen”) to assist the Company in evaluating strategic alternatives in January 2008. On January 8, 2009, the Company issued to Allen a ten-year warrant to purchase up to 75,000 shares of the Company’s common stock at an exercise price equal to $0.69 per share, subject to certain customary adjustments. The warrant vested immediately with respect to 62,500 shares, with the remaining 12,500 shares vesting on May 14, 2009, provided that Allen’s engagement has not been terminated prior to such vesting date. In addition, the vesting will accelerate in full in the event of a change of control of the Company. In connection with the issuance of this warrant, Allen agreed to surrender for cancellation the 75,000 share warrant previously issued to it in January 2008. The warrant was issued in reliance on an exemption pursuant to Section 4(2) of the Securities Act of 1933, as amended. A complete copy of the warrant is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger by and among PlanetOut Inc., Here Media Inc., HMI Merger Sub, the HMI Owners and the HMI Entities Referred to in the Agreement dated as of January 8, 2009.
99.1	Common Stock Warrant to Allen & Company LLC dated January 8, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PlanetOut Inc.

Date: January 13, 2009	By: /s/ Karen Magee Karen Magee Chief Executive Officer